Farmland Partners Inc. Reports Fourth Quarter and Fiscal Year 2021 Results

Material Improvement in Operating Performance

DENVER, February 22, 2022 /PRNewswire/ -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the year ended December 31, 2021.

Selected Q4 and Full Year 2021 Highlights

During the fourth quarter of 2021, the Company:

●	recorded total operating revenue of $20.0 million, compared to $17.9 million for the same period in 2020, an increase of 12%;
●	recorded operating income of $11.3 million, compared to $9.7 million for the same period in 2020, an increase of 17%;
●	recorded net income of $13.2 million, compared to $6.4 million for the same period in 2020;
●	recorded net income excluding litigation-related items of $14.6 million[1], compared to $8.3 million[2] for the same period in 2020;
●	recorded Adjusted Funds from Operations (“AFFO”) of $8.9 million, compared to $5.0 million for the same period in 2020;
●	recorded AFFO excluding litigation-related items of $10.3 million[1], compared to $6.9 million[2] for the same period in 2020;
●	converted its 6.00% Series B Preferred Stock into shares of common stock, eliminating the most expensive security in the capital structure, increasing cash flow after common dividends by over $6 million on an annualized basis, reducing leverage, and increasing equity market capitalization; and
●	completed the acquisition of Murray Wise Associates LLC for $8.1 million increasing FPI’s farm management capabilities, and adding brokerage and auction business activities.

During the year ended December 31, 2021, the Company:

●	recorded net income of $10.2 million, compared to $7.5 million for the same period in 2020;
●	recorded net income excluding litigation-related items of $18.5 million[3], compared to $10.2 million[4] for the same period in 2020;
●	recorded AFFO of $0.4 million, compared to $1.8 million for the same period in 2020;
●	recorded AFFO excluding litigation-related items of $8.6 million[3], compared to $4.5 million[4] for the same period in 2020;
●	completed 12 property acquisitions, for total consideration of $81.2 million;
●	completed 20 property dispositions, for cash consideration of $70.6 million and $2.4 million of convertible notes receivable, for total consideration of $73.0 million, and total gain on sale of $9.3 million;
●	grew the asset management business’s assets under management to over $50 million;
●	reopened FPI Loan Program to enhance farmers’ access to liquidity, extending $3.7 million in loans during 2021; and
●	reached a settlement with Quinton Mathews regarding the falsity of claims that were used to launch the “short and distort” scheme targeting FPI, its management, and its stockholders (FPI press release). We believe Quinton Mathews’ public admission regarding the falsity of his claims weakens the pending class action case against us.

1 For the quarter ended December 31, 2021, legal and accounting expense included $1.4 million related to litigation.

2 For the quarter ended December 31, 2020, legal and accounting expense included $1.9 million related to litigation.

3 For the year ended December 31, 2021, legal and accounting expense included $8.8 million related to litigation and revenue included $0.6 million of litigation settlement proceeds related to Rota Fortunae, resulting in a net impact of $8.2 million.

4 For the year ended December 31, 2020, legal and accounting expense included $2.7 million related to litigation.

CEO Comments

Paul A. Pittman, Chairman and CEO said: “2021 was a good year for the Company, marked by asset appreciation, rent increases, financial growth over 2020, and several initiatives to help drive future performance. As discussed previously, performance of specialty crops, such as tree nuts and citrus, improved relative to 2020. Improving farmer profitability in 2021 and land scarcity drove farmland appreciation and rate increases of over 10% for our 2021 lease renewals. Though we are early in the year, the outlook for 2022 remains positive.”

Macro Comments

●	Farm Sector Income: According to USDA data, row crop farmers continue to experience strong profitability, especially in corn and soybeans, but also wheat, rice, and cotton, driven by improving prices and yields that are forecast to remain elevated. Net cash farm income, as reported by the USDA, is forecast to increase by 14.5% to $134 billion in 2021 and an additional 1.4% to $136 billion in 2022.
●	Farmland Appreciation: According to February 2022 publications by the Federal Reserve Banks of Chicago and Kansas City, year-over-year farmland appreciation was approximately 20%.

Financial and Operating Results

●	The table below shows financial and operating results for the years ended December 31, 2021 and 2020. The values are shown as reported and after adjusting for litigation items.

	As reported			Adjusted for litigation (1)
	For the years ended			For the years ended
	December 31,			December 31,
Financial Results:	2021	2020	Change	2021	2020	Change
Net Income	$10,232	$7,530	35.9%	$18,456	$10,219	80.6%
Net income (loss) per share available to common stockholders	$(0.17)	$(0.18)	(5.6)%	$0.06	$(0.10)	NM
AFFO	$410	$1,769	(76.8)%	$8,634	$4,458	93.7%
AFFO per diluted weighted average share	$0.01	$0.06	(83.3)%	$0.24	$0.14	71.4%
Adjusted EBITDAre	$25,845	$31,261	(17.3)%	$34,069	$33,950	0.4%

Operating Results:
Total Operating Revenues	$51,739	$50,689	2.1%	$51,169	$50,689	0.9%
Operating Income	$16,786	$22,329	(24.8)%	$25,010	$25,018	(0.0)%
Net Operating Income (NOI)	$44,408	$43,339	2.5%	$43,838	$43,339	1.2%

(1)	Legal and accounting expense for the years ended December 31, 2021 and 2020 included $8.8 million and $2.7 million, respectively, related to litigation. Revenue for the years ended December 31, 2021 and 2020 included $0.6 million and $— million, respectively, of litigation settlement proceeds related to Rota Fortunae resulting in a net impact of $8.2 million and $2.7 million, respectively.

●	See "Non-GAAP Financial Measures" for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the year ended December 31, 2021, the Company completed 12 property acquisitions for total consideration of $81.2 million.
●	During the year ended December 31, 2021, the Company completed 20 property dispositions for cash consideration of $70.6 million and $2.4 million of convertible notes receivable, for total consideration of $73.0 million, and total gain on sale of $9.3 million. The Company retained property management over 10 of the disposed assets.

Balance Sheet

●	During the year ended December 31, 2021, the Company sold 2,112,773 shares of common stock at a weighted average price of $12.93 for aggregate net proceeds of $27.3 million under its “at-the-market” offering programs.

●	As the date of this press release, the Company has 47,019,660 shares of common stock outstanding on a fully diluted basis.
●	The Company had total debt outstanding of $513.4 million at December 31, 2021, compared to total debt outstanding of $508.2 million at December 31, 2020.
●	The Company had total preferred outstanding of $120.5 million at December 31, 2021 compared to total preferred outstanding of $260.3 million at December 31, 2020.

Dividend Declarations

●	The Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit. The dividends are payable on April 15, 2022, to stockholders and common unit holders of record on April 1, 2022.

Conference Call Information and Supplemental Package

The Company has scheduled a conference call on February 23, 2022, at 11:00 a.m. (Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed by dialing 1-844-200-6205 (USA), 1-833-950-0062 (Canada), or 1-929-526-1599 (other locations) and using the access code 291985.  The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until March 2, 2022, by dialing 1-866-813-9403 (USA), 1-226-828-7578 (Canada), or +44 (20) 4525-0658 (other locations) and using the access code 633871.  A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

A supplemental package can be accessed through the Investor Relations section of the Company's website.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns and/or manages approximately 186,000 acres in 19 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Michigan, Mississippi, Missouri, North Carolina, Nebraska, South Carolina, South Dakota, and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, the benefits of the conversion of the Company’s Series B Preferred Stock to common stock, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2021 and 2020

(in thousands)

	2021	2020
ASSETS
Land, at cost	$945,951	$924,952
Grain facilities	10,754	12,091
Groundwater	10,214	10,214
Irrigation improvements	52,693	53,887
Drainage improvements	12,606	12,805
Permanent plantings	53,698	54,374
Other	6,848	8,167
Construction in progress	10,647	9,284
Real estate, at cost	1,103,411	1,085,774
Less accumulated depreciation	(38,303)	(32,654)
Total real estate, net	1,065,108	1,053,120
Deposits	58	—
Cash	30,171	27,217
Assets held for sale	530	—
Notes and interest receivable, net	6,112	2,348
Right of use asset	107	93
Deferred offering costs	40	—
Deferred financing fees, net	—	87
Accounts receivable, net	4,900	4,120
Inventory	3,059	1,117
Equity method investments	3,427	—
Intangible assets, net	1,915	—
Goodwill	2,706	—
Prepaid and other assets	3,392	2,889
TOTAL ASSETS	$1,121,525	$1,090,991

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$511,323	$506,625
Lease liability	107	93
Dividends payable	2,342	1,612
Derivative liability	785	2,899
Accrued interest	3,011	3,446
Accrued property taxes	1,762	1,817
Deferred revenue	45	37
Accrued expenses	9,564	8,272
Total liabilities	528,939	524,801

Commitments and contingencies (See Note 8)

Series B Participating Preferred Stock, $0.01 par value, 6,037,500 shares authorized; no shares issued and outstanding at December 31, 2021, and 5,831,870 at December 31, 2020	—	139,766
Redeemable non-controlling interest in operating partnership, Series A preferred units	120,510	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 45,474,145 shares issued and outstanding at December 31, 2021, and 30,571,271 shares issued and outstanding at December 31, 2020	444	297
Additional paid in capital	524,209	345,870
Retained earnings (deficit)	(4,765)	1,037
Cumulative dividends	(61,853)	(54,751)
Other comprehensive income	279	(2,380)
Non-controlling interests in operating partnership	13,762	15,841
Total equity	472,076	305,914

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,121,525	$1,090,991

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

For the years ended December 31, 2021 and 2020

(in thousands except per share amounts)

	For the Years Ended
	December 31,
	2021	2020
OPERATING REVENUES:
Rental income	$45,251	$43,693
Tenant reimbursements	3,450	3,637
Crop sales	880	1,902
Other revenue	2,158	1,457
Total operating revenues	51,739	50,689

OPERATING EXPENSES
Depreciation, depletion and amortization	7,629	7,972
Property operating expenses	7,331	7,350
Cost of goods sold	1,525	3,387
Acquisition and due diligence costs	55	11
General and administrative expenses	8,235	5,896
Legal and accounting	10,147	3,742
Other operating expenses	31	2
Total operating expenses	34,953	28,360
OPERATING INCOME	16,786	22,329

OTHER (INCOME) EXPENSE:
Other (income) expense	(66)	111
Income from equity method investment	(19)	—
Gain on disposition of assets	(9,290)	(2,989)
Interest expense	15,929	17,677
Total other expense	6,554	14,799

Net income before income tax expense	10,232	7,530

Income tax expense	—	—

NET INCOME	10,232	7,530

Net income attributable to non-controlling interests in operating partnership	(267)	(411)

Net income attributable to the Company	9,965	7,119

Nonforfeitable distributions allocated to unvested restricted shares	(57)	(64)
Distributions on Series A Preferred Units and Series B Preferred Stock	(10,052)	(12,334)
Redemption of Series B Participating Preferred Stock	(5,716)	—

Net loss available to common stockholders of Farmland Partners Inc.	$(5,860)	$(5,279)

Basic and diluted per common share data:
Basic net loss available to common stockholders	$(0.17)	$(0.18)
Diluted net loss available to common stockholders	$(0.17)	$(0.18)
Basic weighted average common shares outstanding	34,641	29,376
Diluted weighted average common shares outstanding	34,641	29,376
Dividends declared per common share	$0.20	$0.20

Reconciliation of Non-GAAP Measures

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the years ended December 31, 2021 and 2020

	For the years ended December 31,
(in thousands except per share amounts)	2021	2020
Net income	$10,232	$7,530
Gain on disposition of assets	(9,290)	(2,989)
Depreciation, depletion and amortization	7,629	7,972
FFO	8,571	12,513

Stock-based compensation	1,290	1,060
Deferred impact of interest rate swap terminations	546	519
Real estate related acquisition and due diligence costs	55	11
Distributions on Preferred units	(10,052)	(12,334)
AFFO	$410	$1,769

AFFO per diluted weighted average share data:

AFFO weighted average common shares	36,410	31,534

Net loss per share available to common stockholders	$(0.17)	$(0.18)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.47	0.44
Depreciation and depletion	0.21	0.25
Stock-based compensation	0.04	0.03
Gain on disposition of assets	(0.26)	(0.09)
Distributions on Preferred units	(0.28)	(0.39)
AFFO per diluted weighted average share	$0.01	$0.06

	For the years ended
	December 31,
(in thousands)	2021	2020
Net income	$10,232	$7,530
Interest expense	15,929	17,677
Income tax expense	—	—
Depreciation, depletion and amortization	7,629	7,972
Gain on disposition of assets	(9,290)	(2,989)
EBITDAre	$24,500	$30,190

Stock-based compensation	1,290	1,060
Real estate related acquisition and due diligence costs	55	11
Adjusted EBITDAre	$25,845	$31,261

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the years ended December 31, 2021 and 2020

	For the years ended December 31,
($ in thousands)	2021	2020
OPERATING REVENUES:
Rental income	$45,251	$43,693
Tenant reimbursements	3,450	3,637
Crop sales	880	1,902
Other revenue	2,158	1,457
Total operating revenues	51,739	50,689

Property operating expenses	7,331	7,350
NOI	44,408	43,339

Depreciation, depletion and amortization	7,629	7,972
Cost of goods sold	1,525	3,387
Acquisition and due diligence costs	55	11
General and administrative expenses	8,235	5,896
Legal and accounting	10,147	3,742
Other operating expenses	31	2
Other (income) expense	(66)	111
(Income) loss from equity method investment	(19)	—
Gain on disposition of assets	(9,290)	(2,989)
Interest expense	15,929	17,677
NET INCOME	$10,232	$7,530

Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation, deferred impact of interest rate swap terminations, and distributions on the Company’s Series A preferred units.  For the avoidance of doubt, $5.7 million non-cash redemption of Series B Participating Preferred Stock is not included in AFFO.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.